EXHIBIT J


                              McGLADREY & PULLEN, LLP
                   Certified Public Accountants and Consultants




                        CONSENT OF INDEPENDENT AUDITOR




     We hereby consent to the use of our report dated October 16, 1998, on the financial statements referred to therein, in Post-Effective Amendment No. 2 to the Registration Statement on Form N-1A, File No. 33-90538 of Virginia Daily Municipal Income Fund, Inc. as filed with the Securities and Exchange Commission.

     We also consent to the reference to our Firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the caption "Counsel and Auditors" and "Financial Statements".




                                             /s/McGLADREY & PULLEN, LLP
                                                McGladrey & Pullen, LLP




New York, New York
January 21, 1999